UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2011 (August 25, 2011)

JDS UNIPHASE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA		95035
(Address of Principal Executive Offices)		(Zip Code)

(408) 546-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Reporting)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On August 25, 2011, the Company filed with the Secretary of State of the State of Delaware a Certificate of Elimination to eliminate the Company’s Series A Preferred Stock (the “Series A Stock”). No shares of Series A Stock were issued and outstanding at the time of filing the Certificate of Elimination. The Certificate of Elimination was effective upon filing. A copy of the Certificate of Elimination is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

On August 25, 2011, the Company filed with the Secretary of State of the State of Delaware an amendment (the “Amendment”) to its Certificate of Designation of the Company’s Series B Preferred Stock (the “Series B Stock”). The Amendment was approved by the Board in February 2003 in connection with the Company’s Fifth Amended and Restated Rights Agreement, dated February 15, 2003 (the “Rights Agreement”) and was originally filed with the Securities and Exchange Commission as Exhibit 2 to the Form 8-A filed by the Company on February 18, 2003. However, the Amendment was not filed with the Secretary of State of the State of Delaware at that time. The Amendment authorizes an additional 400,000 shares of Series B Stock and adjusts the dividend provisions set forth in Section 1 of the Certificate of Designation to conform to the provisions of the Rights Agreement. The Amendment was effective upon filing. A copy of the Amendment is attached hereto as Exhibit 3.6 and is incorporated by reference herein.

In addition, on August 25, 2011, the Company filed a Certificate of Correction with the Secretary of State of the State of Delaware, correcting a clerical error contained in its original Second Restated Certificate of Incorporation. A copy of the Certificate of Correction is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Correction of Second Restated Certificate of Incorporation

3.2	Certificate of Elimination of Series A Preferred Stock

3.6	Certificate of Amendment of Certificate of Designation of Series B Preferred Stock

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

By:	/s/ Andrew Pollack
Andrew Pollack Vice President, General Counsel and Secretary

August 29, 2011